Exhibit 99.1

GlobalWafers and SunEdison Semiconductor Announce Receipt of Approval from SunEdison

Semiconductor’s Shareholders for Proposed Acquisition

Hsinchu, Taiwan and St. Peters, Missouri — November 7, 2016 (US time) — GlobalWafers Co., Ltd. (“GlobalWafers”) and SunEdison Semiconductor Limited (NASDAQ OMX: SEMI) (“SunEdison Semiconductor”) announced today that at a meeting of SunEdison Semiconductor’s shareholders held on November 7, 2016, the scheme of arrangement governing the proposed acquisition of SunEdison Semiconductor by GlobalWafers was adopted and approved by SunEdison Semiconductor’s shareholders. Of the shares that voted at the meeting, greater than 95% voted in favor of the adoption and approval of the scheme of arrangement.

As previously announced on August 17, 2016, GlobalWafers and SunEdison Semiconductor entered into a definitive agreement for the acquisition by GlobalWafers, through a wholly owned subsidiary, of all of the outstanding ordinary shares of SunEdison Semiconductor in an all-cash transaction valued at US$683 million, including SunEdison Semiconductor outstanding net indebtedness, pursuant to a scheme of arrangement under Singapore law. Under the terms of the agreement, SunEdison Semiconductor shareholders will receive, upon consummation of the scheme of arrangement, US$12.00 per share in cash for each ordinary share.

As also previously announced, all pre-closing antitrust approvals in connection with the proposed acquisition of SunEdison Semiconductor by GlobalWafers have been obtained. The transaction is anticipated to close prior to December 31, 2016, subject to the satisfaction or waiver of other customary closing conditions and the order of the Singapore court sanctioning the scheme of arrangement.

About GlobalWafers

Headquartered in Hsinchu, Taiwan, GlobalWafers is one of the six largest silicon wafer manufacturers in the world. Founded in 1981, it was the semiconductor business unit of SAS (Sino-American Silicon Product Inc.) and spun off as GlobalWafers Co., Ltd. in 2011. Specializing in 3” to 12” silicon wafer manufacturing, product applications extend through power management, automotive, IT and MEMS. GlobalWafers operates out of nine facilities in Taiwan, China, USA, Japan, Denmark, and Poland. GlobalWafers is listed on the Taipei Exchange.

About SunEdison Semiconductor

SunEdison Semiconductor is a global leader in the manufacture and sale of silicon wafers to the semiconductor industry. For over 55 years, SunEdison Semiconductor has been a pioneer in the design and development of silicon wafer technologies. With R&D and manufacturing facilities in the U.S., Europe, and Asia, SunEdison Semiconductor enables the next generation of high performance semiconductor devices. SunEdison Semiconductor’s ordinary shares are listed on the NASDAQ OMX Global Select Market under the symbol “SEMI.”

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements. These statements include a belief that the transaction can be closed by the end of the year. These forward-looking statements are subject to risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the possibility that the closing conditions to the transaction may not be satisfied or waived, including that a governmental entity may prohibit or delay closing of the transaction; the Singapore court may not hear or grant the requested sanction order before the end of year or in time so that the closing may occur by the end of the year; the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the Implementation Agreement; the risk of shareholder litigation that may be instituted in connection with the contemplated transactions; and the failure of GlobalWafers to obtain the necessary financing to complete the transaction. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GlobalWafers and SunEdison Semiconductor make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Contacts

GlobalWafers

Spokesman: William Chen                 +886-3-577-2255 (ext. 2280)

William@sas-globalwafers.com

Deputy: Jason Chien                           +886-3-577-2255 (ext. 2379)

Jason.chien@sas-globalwafers.com

SunEdison Semiconductor

Chris Chaney

Director, Investor Relations & Corporate Communications

SunEdison Semiconductor Limited

cchaney@sunedisonsemi.com

+1 636 474 5226

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